UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 11, 2024

NEW HORIZON AIRCRAFT LTD.

(Exact name of registrant as specified in its charter)

British Columbia	001-41607	98-1786743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3187 Highway 35, Lindsay, Ontario, K9V 4R1

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (613) 866-1935

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Ordinary Share, no par value	HOVR	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50 per share	HOVRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on August 28, 2024 New Horizon Aircraft Ltd. (the “Company”) received notice (the “Notice”) from the staff of the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market LLC (“Nasdaq”) that the Company did not meet the standard for net income from continuing operations of $500,000 in the most recently completed fiscal year for continued listing under Nasdaq Listing Rule 5550(b)(3) (the “Net Income Standard”). The Company also does not currently meet alternative continued listing standards under Nasdaq Listing Rule 5550(b)(2) (the “Market Value of Listed Securities Standard,” which requires the market value of the Company’s listed securities be at least $35 million) or Nasdaq Listing Rule 5550(b)(1) (the “Equity Standard,” which requires the Company to maintain stockholders’ equity of at least $2.5 million, and the Equity Standard, together with the Net Income Standard and the Market Value of Listed Securities Standard, the “Continued Listing Standards”).

On October 11, 2024, the Company received a letter from the Staff advising the Company that the Staff determined not to accept the Company’s proposed compliance plan in current form. In accordance with Nasdaq Listing Rule 5815(a), the Company has requested a hearing before the Nasdaq Hearings Panel (the “Panel”) to appeal the Staff’s determination, and such request will stay any delisting action by the Staff until the hearing process concludes and during such time, the Company’s Class A ordinary shares and public warrants will continue to be listed on Nasdaq.

At the Panel hearing, the Company intends to present its plan to regain compliance with the Continued Listing Standards. While there can be no assurance that the Company’s plan will be accepted by the Panel, the Company believes it has a compelling strategy to present.

Forward Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” or other similar expressions. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication, including but not limited to: the Company’s ability to regain compliance with the Continued Listing Standards or maintain compliance with other Nasdaq Listing Rules; the Company’s expectations regarding the request for a hearing and any outcome of such hearing, if applicable; whether the Company is granted the full 180 calendar day period to regain compliance with the Continued Listing Standards; risks related to the substantial costs and diversion of personnel’s attention and resources due to these matters; and those other risks under “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on August 15, 2024. A delisting from Nasdaq would materially and adversely affect the Company’s ability to raise capital and its financial condition and business. Most of these factors are outside the Company’s control and are difficult to predict. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW HORIZON AIRCRAFT LTD.

Date: October 17, 2024	By:	/s/ E. Brandon Robinson
	Name:	E. Brandon Robinson
	Title:	Chief Executive Officer

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